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                                                                    Exhibit 10.3


                             AMENDMENT NO. 2 TO THE
                          DIGITAL INSIGHT CORPORATION
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    RECITALS

A. On May 3, 2001, the stockholders of Digital Insight Corporation (the "Company") approved the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan (the "Plan").

B. On May 4, 2001, the administrator of the Plan (the "Administrator") voluntarily amended the Plan to place limitations on its discretion to amend the Plan and to require stockholder approval on certain amendments to the Plan.

C. On October 23, 2001, the Administrator voluntarily amended the Plan to clarify the ineligibility of Inside Directors to receive Options under this Plan and to eliminate internal inconsistencies within the Plan with respect to stockholder approval requirements and plan amendments.

The Plan is amended as follows:
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                                   AMENDMENT

1.  Section 2(l) of the Plan shall be deleted in its entirety.

2. Section 4(c)(i)(B) of the Plan shall be amended in its entirety to read as follows:

    "(B) Each Alternative A Director (other than an Outside Director serving on the Board on the effective date of this Plan, as determined in accordance with Section 6 hereof) shall be automatically granted an Option to purchase Fifty Thousand (50,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy."

3. Section 4(c)(ii)(B) of the Plan shall be amended in its entirety to read as follows:

    "(B) Each Alternative B Director (other than an Outside Director serving on the Board on the effective date of this Plan, as determined in accordance with Section 6 hereof) shall be automatically granted an Option to purchase Forty Thousand (40,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy."

4.  Section 11 of the Plan shall be amended in its entirety to read as follows:

    "11.  Amendment and Termination of the Plan.
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          (a). Amendment and Termination.  The Board may at any time amend,
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alter, suspend or terminate the Plan, subject to Section 15.

          (b). Effect of Amendment or Termination.  No amendment, alteration,
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suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between

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the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination."

5.  Section 15 of the Plan shall be replaced in its entirety with the following:

    "15.  Stockholder Approval.
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          (a)  Initial Approval.  Continuance of the Plan shall be subject to
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approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange or Nasdaq rules.

          (b)  Stockholder Approval.  The Company shall obtain stockholder
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approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment pursuant to Section 15(a) or (b) shall be made without the approval of the Company's stockholders to the extent such amendment would:

               (i) expand the classes of persons to whom Options and Stock Purchase Rights may be granted under Section 5 of this Plan;

               (ii) increase the number of shares of Common Stock authorized for grant under Section 3 of this Plan;

               (iii) increase the number of shares underlying Options and Stock Purchase Rights which may be granted to any one participant under Section 6(c) of this Plan;

               (iv) permit unrestricted shares of Common Stock to be awarded other than in lieu of cash payments under other incentive plans and programs of the Company and its Subsidiaries;

               (v) allow the creation of additional types of stock-based awards;

               (vi) permit decreasing the exercise price on any outstanding Option;

               (vii)  change any of the provisions of this Section 15(b)."

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by the undersigned duly authorized officer.

DIGITAL INSIGHT CORPORATION
2001 NON-EMPLOYEE DIRECTOR STOCK PLAN
ADMINISTRATOR

/s/ James McGuire
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James McGuire
Chairman of the Compensation Committee

Dated:  October 23, 2001
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